UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2020

Smartsheet Inc.
(Exact name of registrant as specified in its charter)

Washington	001-38464	20-2954357
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 NE 8th Street, Suite 1300
Bellevue,	WA
98004
(Address of principal executive offices and zip code)
(844)	324-2360
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, no par value per share	SMAR	The New York Stock Exchange
        Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company ☐

        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Rowan Trollope to the Board of Directors

On September 1, 2020, the Board of Directors (the "Board") of Smartsheet Inc. (the "Company"), on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Rowan Trollope as a member of the Board, effective immediately. Mr. Trollope joins the Board as a Class III director. In connection with Mr. Trollope's appointment, the Board also approved an increase in the authorized number of members of the Board from eight to nine. In accordance with the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, and in accordance with his term as a Class III director, Mr. Trollope’s initial term of Board service will expire at the 2021 annual meeting of shareholders.

Since May 2018, Mr. Trollope has served as Chief Executive Officer and as a member of the board of directors for Five9, Inc., an intelligent cloud software provider. From October 2015 to May 2018, Mr. Trollope served as Senior Vice President and General Manager, Applications Group at Cisco Systems, Inc. (“Cisco”), an information technology company. From November 2012 to October 2015, Mr. Trollope served as Senior Vice President and General Manager, Collaboration Technology Group at Cisco. From May 2017 until its acquisition by Francisco Partners in August 2018, Mr. Trollope served as a director of VeriFone Systems, Inc., a payment and commerce solutions provider. The Board believes that Mr. Trollope’s extensive experience in the enterprise software and technology industries qualify him to serve on the Board.

In connection with his service as a director, Mr. Trollope will receive the standard compensation received by non-employee directors, which consists of an annual cash retainer of $30,000 for his service as a director, which will be prorated for his first partial service year, and an initial appointment grant of restricted stock units under the Company's 2018 Equity Incentive Plan (the "2018 Plan"), a copy of which is attached as Exhibit 10.4 to the Company’s Form S-1/A filed with the SEC on April 16, 2018, having an aggregate value of $250,000 based on the average daily closing price of the Company's Class A Common Stock on the New York Stock Exchange in the 10 trading days ending two days preceding the date of grant (the “Initial Appointment Grant”). One-third of the shares subject to the Initial Appointment Grant will vest on each of the first three anniversaries following the date of grant so long as Mr. Trollope serves as a director of the Company through each vesting date.

Mr. Trollope and the Company will enter into an indemnification agreement in substantially the same form as Exhibit 10.1 to the Company’s Form S-1/A filed with the SEC on April 16, 2018.

There is no arrangement or understanding pursuant to which Mr. Trollope was appointed to the Board. There are no family relationships between Mr. Trollope and any director or executive officer of the Company, and Mr. Trollope has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 - Other Events.

A copy of the press release announcing Mr. Trollope’s appointment as director is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 1, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSHEET INC.

		By:	/s/ Jennifer E. Ceran
		Name:	Jennifer E. Ceran
		Title:	Chief Financial Officer & Treasurer

Date:	September 1, 2020